FIRST AMENDED AND RESTATED LOAN AGREEMENT

                                     BETWEEN

                           CENTERLINE HOLDING COMPANY

                                       AND

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY

                            AS OF SEPTEMBER 17, 2007

                                TABLE OF CONTENTS

                                                                          Page

SECTION 1.     DEFINITIONS AND ACCOUNTING TERMS..............................1

      1.1   DEFINITIONS......................................................1

      1.2   ACCOUNTING TERMS AND DETERMINATIONS..............................9

SECTION 2.     THE CREDIT ACCOMMODATIONS.....................................9

      2.1   THE CREDIT ACCOMMODATIONS........................................9

      2.2   TERM OF AGREEMENT...............................................10

      2.3   PREPAYMENT OF THE OBLIGATIONS; BORROWER'S
            REDUCTION OF LOAN AMOUNT........................................10

      2.4   EVIDENCE OF INDEBTEDNESS, MATURITY..............................10

      2.5   INTEREST, LOAN FEES AND PAYMENT OF EXPENSES.....................10

SECTION 3.     CONDITIONS TO CREDIT.........................................13

      3.1   DOCUMENTS.......................................................13

      3.2   REPRESENTATIONS AND WARRANTIES..................................13

      3.3   EVENTS OF DEFAULT...............................................13

      3.4   APPROVAL OF LENDER'S COUNSEL....................................13

      3.5   PAYMENT OF FEES.................................................13

SECTION 4.     REPRESENTATIONS AND WARRANTIES...............................14

      4.1   EXISTENCE; PLACE OF BUSINESS; IDENTIFICATION NUMBERS............14

      4.2   AUTHORITY.......................................................14

      4.3   FINANCIAL STATEMENTS............................................14

      4.4   FINANCIAL CONDITION.............................................14

      4.5   ASSETS..........................................................15

      4.6   LITIGATION......................................................15

      4.7   BURDENSOME PROVISIONS...........................................15

      4.8   OTHER AGREEMENTS................................................15

      4.9   TAXES...........................................................15

      4.10  THE LOAN........................................................16

      4.11  CAPITALIZATION..................................................16

      4.12  SOLVENCY........................................................16

      4.13  EVENTS OF DEFAULT...............................................16

                                TABLE OF CONTENTS
                                   (continued)
                                                                         Page

      4.14  ERISA...........................................................16

      4.15  ENVIRONMENTAL AND REGULATORY COMPLIANCE.........................17

      4.16  CONTRACTS WITH AFFILIATES, ETC..................................17

      4.17  FEDERAL REGULATIONS.............................................18

      4.18  QUALIFICATION AS A REIT.........................................18

      4.19  ADVISORY AGREEMENT; ADVISORY SUBCONTRACT........................18

      4.20  HOLDING COMPANY AND INVESTMENT COMPANY ACTS.....................18

      4.21  INVESTMENT COMPANY ACT; OTHER REGULATIONS.......................18

SECTION 5.     AFFIRMATIVE COVENANTS........................................19

      5.1   FINANCIAL STATEMENTS............................................19

      5.2   MAINTENANCE OF EXISTENCE; CHARACTER OF EQUITY...................20

      5.3   MAINTENANCE OF PROPERTIES.......................................20

      5.4   COMPLIANCE WITH LAWS............................................20

      5.5   TAXES AND CLAIMS................................................20

      5.6   NOTICE OF DEFAULTS..............................................21

      5.7   CHANGES IN MANAGEMENT...........................................21

      5.8   NOTICE OF LITIGATION............................................21

      5.9   RECORDS.........................................................21

      5.10  EXECUTION OF OTHER INSTRUMENTS..................................21

      5.11  MAINTENANCE OF REIT STATUS......................................21

      5.12  CONTINUATION OF ADVISORY AGREEMENT AND ADVISORY
            SUBCONTRACT.....................................................21

      5.13  INSPECTION OF PROPERTY; BOOKS AND RECORDS;
            DISCUSSIONS.....................................................22

SECTION 6.     NEGATIVE COVENANTS...........................................22

      6.1   ENCUMBRANCES AND LIENS..........................................22

      6.2   INDEBTEDNESS....................................................23

      6.3   CONSOLIDATION AND MERGER........................................24

      6.4   LOANS, GUARANTEES, INVESTMENTS..................................24

      6.5   ACQUISITIONS....................................................24

      6.6   DISPOSAL OF ASSETS..............................................24

                                TABLE OF CONTENTS
                                   (continued)
                                                                         Page

      6.7   PAYMENT OF DISTRIBUTIONS........................................24

      6.8   LIMITATIONS ON LEASING..........................................24

      6.9   DEFAULT UNDER OTHER AGREEMENTS OR INDENTURES....................25

      6.10  PURCHASE OF MARGIN STOCK........................................25

      6.11  AMENDMENT TO CERTAIN DOCUMENTS..................................25

      6.12  ERISA COMPLIANCE................................................25

      6.13  REAL ESTATE ACTIVITIES..........................................26

      6.14  DEFAULT UNDER ADVISORY AGREEMENT OR ADVISORY
            SUBCONTRACT.....................................................26

SECTION 7.     FINANCIAL COVENANTS..........................................26

      7.1   MINIMUM ADJUSTED NET WORTH .....................................26

      7.2   LIQUIDITY ......................................................26

      7.3   DEBT SERVICE COVERAGE...........................................26

      7.4   RECOURSE DEBT TO ADJUSTED NET WORTH.............................26

      7.5   MINIMUM ADJUSTED AFFO...........................................26

SECTION 8.     EVENTS OF DEFAULT............................................27

      8.1   EVENTS OF DEFAULT...............................................27

SECTION 9.     MISCELLANEOUS PROVISIONS.....................................29

      9.1   INCORPORATION OF PREAMBLE, RECITAL AND EXHIBITS.................29

      9.2   NOTICES.........................................................29

      9.3   AMENDMENTS, WAIVERS, ETC........................................30

      9.4   INDEMNIFICATION.................................................30

      9.5   INCONSISTENCIES WITH OTHER LOAN DOCUMENTS.......................30

      9.6   EXPENSES........................................................30

      9.7   ASSIGNABILITY...................................................30

      9.8   TIME OF ESSENCE.................................................31

      9.9   ENTIRE AGREEMENT................................................31

      9.10  SEVERABILITY....................................................31

      9.11  GOVERNING LAW...................................................31

      9.12  NO PARTNERSHIP OR JOINT VENTURE.................................31

                                TABLE OF CONTENTS
                                   (continued)
                                                                         Page

      9.13  REPLACEMENT DOCUMENTS...........................................31

      9.14  HEADINGS........................................................31

      9.15  USURY LIMITATION................................................31

      9.16  WAIVER OF JURY TRIAL............................................32

                           EXHIBITS TO LOAN AGREEMENT
                           --------------------------

EXHIBIT A                     Form of Note
EXHIBIT 2.1                   Form of Borrowing Notice
EXHIBIT 3.1                   Closing Checklist
EXHIBIT 4.6                   Litigation
EXHIBIT 4.11                  Capitalization
EXHIBIT 4.16                  Contracts with Affiliates
EXHIBIT 5.1                   Form of Covenant Compliance Certificate
EXHIBIT 6.1                   Liens or encumbrances
EXHIBIT 6.2                   Indebtedness

                                 LOAN AGREEMENT

         THIS FIRST AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is dated as of this 17th day of September, 2007 and effective as of April 1, 2007 among American Mortgage Acceptance Company, a Massachusetts business trust ("Borrower"), and Centerline Holding Company, a Delaware statutory trust ("Lender").

                                    RECITALS

         WHEREAS, the Borrower and the Lender are parties to a Loan Agreement dated as of June 30, 2004, as amended by the First Amendment to the Loan Agreement dated as of June 30, 2005, as amended by the Second Amendment to the Loan Agreement dated as of April 20, 2006, as amended by the Third Amendment to the Loan Agreement dated as of June 29, 2007 (as amended, and modified, restated and/or supplemented from time to time, the "Initial Agreement"); and

         WHEREAS, on June 1, 2007, the Independent Trustees of the Borrower approved certain changes to the Initial Agreement which were preliminarily incorporated into the Third Amendment to the Loan Agreement; and

         WHEREAS, the Borrower and the Lender wish to fully amend and restate the Initial Loan Agreement to further clarify such changes.

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained therein and set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

                                   Section 1.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINITIONS. The following terms, as used in this Agreement, shall have the following meanings, unless the context clearly indicates otherwise:

         "Accountants" means independent certified public accountants reasonably acceptable to the Lender. The Lender hereby acknowledges that the Accountants for Borrower may include Deloitte & Touche LLP, which accountants are acceptable to the Lender.

         "Adjusted AFFO" for each quarterly period means the GAAP net income of Borrower for such period without giving effect to depreciation, amortization, gains or losses attributable to changes in the fair market value of derivative instruments, gains or losses on the sale of property or other assets, capital gains or losses with respect to the disposition of investments in marketable securities, and impairment losses on investments or recoveries on such impaired investments.

         "Adjusted Net Worth" means the GAAP net worth of Borrower for such period without giving effect to accumulated other comprehensive income or loss.

         "Advances" means any and all advances made or to be made by the Lender to Borrower pursuant to and as contemplated by the terms of this Agreement.

         "Advisor" means Centerline/AMAC Manager Inc., a Delaware corporation, or any Person directly or indirectly succeeding to Centerline/AMAC Manager Inc. (or Centerline Affordable Housing Advisors LLC, a Delaware limited liability company, hereinafter referred to as "Centerline Affordable" under the Advisory Subcontract) as the Advisor in accordance with the terms of Section 5.12 hereof.

         "Advisory Agreement" means that certain Third Amended and Restated Advisory Services Agreement dated as of March 19, 2007 between Borrower and the Advisor, or any replacement thereof executed and delivered by Borrower in accordance with the terms of Section 5.12 hereof, pursuant to which the Advisor performs investment advisory services to Borrower, and manages Borrower's assets and day-to-day affairs.

         "Advisory Subcontract" means that certain advisory subcontract, dated as of March 29, 1993, between the Advisor and Centerline Affordable, pursuant to which all of the Advisor's obligations and duties under the Advisory Agreement are assigned to and assumed by Centerline Affordable. In the event that the Advisor or Centerline Affordable are replaced in accordance with the terms of Section 5.12 hereof, the term Advisory Subcontract shall mean the Advisory Agreement or such other document as Borrower and the Lender may agree.

         "Affiliates" means, with reference to any Person (including an individual, a corporation, a partnership, a limited liability company, a trust and a governmental agency or instrumentality) (i) any director, officer, general partner, manager, or employee of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control of that Person, (iii) any other Person directly or indirectly holding five percent (5%) or more of any class of the capital stock or other equity interests (including partnership interests, member interest, options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person five percent (5%) or more of any class of whose capital stock or other equity interests (including partnership interests, member interest, options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person.

         "Agreement" means this Loan Agreement.

         "AMAC Funds" means the funds advanced by Borrower to AMAC Credit Facility LLC under the AMAC Credit Facility Loan Agreement.

         "Borrower" means that term as defined in the first paragraph of this Agreement.

         "Borrowing Notice" means any borrowing request submitted by Borrower in the form of Exhibit 2.1 attached hereto.

         "Business Day" means any day on which commercial banks in New York, New York settle payments.

         "Cash and Cash Equivalents" means the aggregate amount of cash and cash equivalents, as determined in accordance with GAAP.

         "Centerline Affordable" means Centerline Affordable Housing Advisors LLC, a Delaware limited liability company.

         "Closing  Date"  means  the date on which the  conditions  set forth in
         Section 3.1 through Section 3.5 are first satisfied.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Control" means either (i) having an economic interest in greater than 50% of the equity of an entity and the power and authority to elect or otherwise determine a majority of the board of directors or similar governing body of such entity, or (ii) having the power and authority to determine and control the policies and operations of such entity.

         "Covenant Compliance Certificate" means the Covenant Compliance Certificate substantially in the form of Exhibit 5.1 attached hereto, from the principal financial officer of Borrower, certifying that the information prepared thereon has been prepared in accordance with GAAP, and stating that such officer has no knowledge that a Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default or such event has occurred and is continuing, the statement as to its nature and the action which such entity or any other entity proposes to take with respect to such Default or Event of Default.

         "Debt Service Coverage" for each quarterly period means the ratio of Adjusted AFFO plus Interest Expense on Recourse Debt for such period to Interest Expense on Recourse Debt.

         "Default" means an event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

         "ERISA Affiliate" means each entity that may have been at any time during the sixty month period ending on the date of this Agreement or may be treated as a single employer with Borrower under the rules of Subsections (b), (c), (m) or (o) of Section 414 of the Code.

         "Event of Default" means any act or occurrence specified as an Event of Default in Section 8.

         "Fair Market Value of Total Assets" means the aggregate fair market value of all of a Person's assets, valuing those assets customarily bought and sold on a recognized market yielding widely distributed standard price quotations at their readily ascertainable market price, and all other assets valued using such methodology and data as shall be fully disclosed to, and approved by, the Lender in its reasonable discretion.

         "Fannie Mae" means the Federal National Mortgage Association.

         "FHA" means the Federal Housing Administration.

         "Financial Statements" means that term as defined in Section 4.3.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

         "GAAP" means generally accepted accounting principles and practices as applicable under Section 1.2 below and as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession. GAAP shall be consistently applied from one accounting period to another.

         "GNMA  Certificates"  means  securities  guaranteed  by the  Government
         National    Mortgage    Association    including   GNMA    pass-through
         mortgage-backed securities.

         "Indebtedness" shall mean without duplication: (a) obligations created, issued or incurred by Borrower or its subsidiaries for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person),
         (b) obligations of Borrower or its subsidiaries to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days after the date the respective goods are delivered or the respective services are rendered, (c) debt of others secured by a lien on the property of Borrower or its subsidiaries, whether or not the respective debt so secured has been assumed by Borrower or its subsidiaries, (d) obligations (contingent or otherwise) of Borrower or its subsidiaries in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of Borrower or its subsidiaries, (e) capital lease obligations of Borrower or its subsidiaries, (f) obligations of Borrower or its subsidiaries under repurchase agreements, sale/buy-back agreements or like arrangements, (g) debt of others guaranteed by Borrower or its subsidiaries, (h) all obligations of Borrower or its subsidiaries incurred in connection with the acquisition or carrying of fixed assets by Borrower or its subsidiaries, (i) debt of general partnerships of which Borrower or its subsidiaries is a general partner, and (j) all off-balance sheet obligations of Borrower or its subsidiaries.

         "Interest Expense" means for any period, total interest expense, both expensed and capitalized, of Borrower and its subsidiaries for such period with respect to all outstanding Recourse Debt of Borrower and its subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate protection agreements), determined on a consolidated basis in accordance with GAAP.

         "Interest Period" means, as to any LIBOR Rate Amount, the period the commencement and duration of which shall be determined in accordance with Section 2.5.1(A), provided that if any such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the Business Day next preceding or next succeeding such day as determined by the Lender in accordance with its usual practices, of which the Lender shall notify Borrower in writing at the beginning of such Interest Period.

         "IRS" means the United States Internal Revenue Service.

         "Lending Institution" means any reputable financial institution that has obtained a minimum debt rating of "A" from S&P and/or "A2" from Moody's.

         "LIBOR Business Day" means any Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London or such other eurodollar interbank market as may be selected by the Lender in its sole discretion acting in good faith.

         "LIBOR Rate" means for any Interest Period with respect to a LIBOR Rate Amount, the rate of interest equal to the rate per annum (rounded upwards to the nearest 100,000th of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to the Interest Period selected by Borrower with respect to such LIBOR Rate Amount which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two LIBOR Business Days preceding the first day of the applicable Interest Period. If the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the applicable Interest Period and in an amount comparable to the principal amount of the requested LIBOR Rate Amount which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time on the day that is two
         (2) LIBOR Business Days preceding the first day of the applicable Interest Period. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to the applicable Interest Period for such LIBOR Rate Amount and in an amount comparable thereto offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two LIBOR Business Days preceding the first day of such Interest Period. In the event that the Lender is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate cannot be determined and the interest rate applicable to such LIBOR Rate Amount shall be determined in accordance with Section 2.5.1(D). In the event that the Board of Governors of the Federal Reserve System shall impose a LIBOR Reserve Rate, then for any period during which such LIBOR Reserve Rate shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the LIBOR Reserve Rate.

         "LIBOR Rate Amount" means, in relation to any Interest Period, any portions of the principal amount of the Loan on which Borrower elects pursuant to Section 2.5.1 to pay interest at a rate determined by reference to the LIBOR Rate.

         "LIBOR  Reserve  Charge"  means,  for each day on which any LIBOR  Rate
         Amount is outstanding, a reserve charge in an amount equal to the product of:

                  (i) the outstanding principal amount of the LIBOR Rate Amount,

                                  multiplied by

                  (ii) (a) the LIBOR Rate (expressed as a decimal) divided by one minus the LIBOR Reserve Rate, minus (b) the LIBOR Rate (expressed as a decimal),

                                  multiplied by

                  (iii) 1/360.

         "LIBOR Reserve Rate" means, for any day with respect to a LIBOR Rate Amount, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including all basic, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The LIBOR Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Rate.

         "Line of Credit" means that term as defined in the recital set forth above.

         "Liquidity" means Cash and Cash Equivalents plus availability to Borrower under the Line of Credit or a committed line of credit from a Lending Institution.

         "Loan" means all Advances made or other credit accommodations provided by the Lender to Borrower in accordance with the terms and conditions of this Agreement.

         "Loan Amount" means the principal amount of EIGHTY MILLION AND NO/100 DOLLARS ($80,000,000.00), or such lesser amount as may from time to time be in effect following exercise of the reduction procedure set forth in Section 2.3.

         "Loan Documents" means this Agreement, the Note and the documents specified in Section 3.1 and any other documents, instruments or agreements relating to the Line of Credit required or contemplated hereby and thereby.

         "Loan Fees" means the Upfront Fee. The Loan Fees shall be in addition to all out-of-pocket expenses, including, without limitation, reasonable attorneys' fees and costs for the Lender and customary recording, filing or other similar document fees and charges, each of which shall be paid by Borrower.

         "Maturity Date" means such date as determined in accordance with the terms of Section 2.4, upon which date all Obligations, including, without limitation, any remaining unpaid principal, interest, Loan Fees, out-of-pocket expenses including attorneys' fees and costs, and documentation charges and other charges relating to the Loan shall be due and payable in full.

         "Net Equity" means equity raised by Borrower or its subsidiaries, net of costs incurred in raising such equity, including, without limitation, brokerage costs and reasonable fees for professional services.

         "Non-Recourse Debt" shall mean Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other customary exceptions to non-recourse provisions) is contractually limited to specific assets of Borrower or its subsidiaries encumbered by a lien securing such Indebtedness.

         "Note" means the credit note in the aggregate principal amount of the Loan Amount executed substantially in the form of Exhibit A attached hereto by Borrower, payable to the order of the Lender.

         "Obligations" means any and all obligations of Borrower to the Lender of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing in connection with or hereafter arising out of this Agreement and the other Loan Documents.

         "Organizational Documents" means, with regard to (i) a corporation, its charter and bylaws, (ii) a limited partnership, its certificate of limited partnership and agreement of limited partnership, (iii) a limited liability company, its certificate of organization and operating agreement or such similar certificate or agreement as is customary in the jurisdiction of formation for such limited liability company, (iv) a Massachusetts business trust, its charter and declaration of trust, and (v) any other type of entity, documents, agreements and certificates serving substantially the same purposes as the foregoing.

         "Person" means and includes any natural person, partnership, limited liability company, trust, estate, association, corporation or other entity.

         "Plans" means that term as defined in Section 4.14.

         "Preferred Securities" means financial instruments with characteristics of both liabilities and equity which per FASB Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial
         Instruments  with  Characteristics  of both Liabilities and Equity (May
         2003), are recognized as liability on Borrower's consolidated balance sheet.

         "Recourse Debt" shall mean, for any period, the aggregate Indebtedness (excepting any Non-Recourse Debt, commitments to provide future debt funding, and an existing

         $3,150,000 guaranty to Fannie Mae relating to a discontinued program) of Borrower or its subsidiaries outstanding during such period.

         "Registration Statement" means that certain Form S-2 Registration Statement under the Securities Act of 1933, for Borrower, as amended by Amendment No. 1, filed with the Securities and Exchange Commission on January 11, 2002. The Registration Statement shall be defined, for purposes of this Agreement, as the Registration Statement as filed with the Securities and Exchange Commission prior to the date hereof, without amendment, modification or restatement.

         "REIT" means a "real estate investment trust" as such term is defined in Section 856 of the Code.

         "Revolving  Commitment  Period"  means  that term as defined in Section
         2.1.

         "Subsidiaries" means, with reference to any Person (including an individual, a corporation, a partnership, a limited liability company, a trust or a governmental agency or instrumentality), any corporation, partnership, association, joint stock company, business trust or other similar organization of whose total capital stock, voting stock or other equity such Person directly or indirectly owns or controls more than 50% thereof or any partnership, limited liability company or other entity in which such Person directly or indirectly has more than a 50% interest or which is controlled directly or indirectly by such Person.

         "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a fiscal year, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Lender. If the Lender determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate will be the arithmetic average of the per annum average yields to maturities, based upon closing ask prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than 8 nor more than 12 years from the date of closing ask prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. Government Securities selected by the Lender.

         "Upfront Fee" means that term as defined in Section 2.5.2.

         For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:

                  (1) references to any Person defined in this Section 1.1 refer to such Person and its successor in title and assigns or (as the case may be) his successors, assigns, heirs, executors, administrators and other legal representatives;

                  (2) references to this Agreement refer to such document as originally executed, or if subsequently varied, supplemented or restated from time to time, as so varied, supplemented or restated and in effect at that relevant time of reference thereto;

                  (3) words importing the singular only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender and vice versa, and all references to dollars shall be to United States Dollars; and

                  (4) grammatical variations of terms defined in this Agreement shall be defined with reference to and in the context of such defined terms (e.g. "Controlling," "Controlled," etc. shall be defined in the context of the definition of the word "Control" to refer to situations in which a Person holds greater than fifty percent (50%) of the equity of an entity and the power and authority to elect or otherwise determine a majority of the Board of Directors or similar governing body of such entity).

         1.2 ACCOUNTING TERMS AND DETERMINATIONS. All accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time.

                                   Section 2.
                            THE CREDIT ACCOMMODATIONS

         2.1     THE CREDIT ACCOMMODATIONS.

         2.1.1 Advances. Subject to the terms and conditions hereof, from and including the Closing Date and prior to the Maturity Date (the "Revolving Commitment Period"), the Lender agrees to make revolving loans ("Advances") to Borrower from time to time in an aggregate principal amount at any one time outstanding which does not exceed the Loan Amount. During the Revolving Commitment Period, Borrower may use the Loan Amount by borrowing, prepaying the Advances in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Borrower shall give the Lender written notice of each requested Advance in the form of a Borrowing Notice, signed by Borrower. On the Maturity Date, Borrower shall repay in full the outstanding principal balance of all Advances.

         2.1.2 Making of Revolving Loans. Promptly after receipt of the Borrowing Notice, the Lender shall make the funds available to Borrower on the applicable Borrowing Date, utilizing reasonable efforts to initiate the transfer of such funds so received by not later than 2:00 p.m. (New York time) and shall disburse such proceeds in accordance with Borrower's instructions set forth in such Borrowing Notice.

         2.1.3 Termination of Revolving Commitment Period. Without limiting any other rights or remedies available to the Lender hereunder or under any applicable law, and notwithstanding any other provision of this Agreement, the Revolving Commitment Period shall end immediately in the event that Borrower fails to perform or observe any covenant, term, provision, condition, agreement or obligation under any of the Loan Documents or any other note, agreement or instrument in favor of the Lender, or in the event that any of Borrower's Subsidiaries fails to perform or observe any covenant, term, provision, condition, agreement or obligation under any of the Loan Documents.

         2.1.4 Application of Payments. All Obligations incurred with respect to any Loan made to Borrower shall be paid within the applicable repayment periods set forth in this Section 2.1. All payments shall be applied first to the payment of all Loan Fees, expenses and other amounts due to the Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal of the Loan; provided, however, that after a Default or an Event of Default has occurred and is continuing, payments will be applied to the Obligations as the Lender determines in its unrestricted discretion. If the entire amount of any required principal and/or interest payment is not paid in full within fifteen (15) days after the same is due, Borrower shall pay to the Lender a late fee equal to five percent (5%) of the required payment.

         2.2 TERM OF AGREEMENT. This Agreement shall continue in full force and effect so long as any Obligation remains outstanding and the Lender continues to have any commitment to make any Advance or other credit accommodation hereunder.

         2.3 PREPAYMENT OF THE OBLIGATIONS; BORROWER'S REDUCTION OF LOAN AMOUNT. Borrower may prepay any Obligation in whole or part at any time or from time to time, with accrued interest to the date of such prepayment on the amount prepaid, but without premium or penalty. Any such partial prepayment shall be applied against the Advances under the Line of Credit as Borrower shall direct so long as there is not then outstanding any Default or Event of Default and, after the occurrence of such Default or Event of Default, as the Lender shall determine in its unrestricted discretion (provided that the Lender agrees not to prepay a LIBOR Rate Amount prior to the end of an Interest Period if there are any outstanding Advances accruing interest with reference to the LIBOR Rate at such time). Any prepayment of a LIBOR Rate Amount shall be accompanied by payment of any additional amounts required pursuant to Section 2.5.1 (F). Borrower may from time to time by written notice delivered to the Lender at least three (3) Business Days prior to the date of the requested reduction, reduce the Loan Amount by integral multiples of $1,000,000 as to any unborrowed portion of the Loan Amount. No reduction of the Loan Amount shall be subject to reinstatement.

         2.4 EVIDENCE OF INDEBTEDNESS, MATURITY. The Loan shall be evidenced by the Note in the aggregate principal amount of the Loan Amount. The outstanding principal balance of the Loan, together with accrued interest thereon, and all other amounts payable by Borrower under the terms of the Loan Documents, shall be due and payable on June 30, 2008 (the "Maturity Date").

         2.5     INTEREST, LOAN FEES AND PAYMENT OF EXPENSES.

         2.5.1   LIBOR Interest Rate.

         (A) At the option of Borrower, so long as no Default or Event of Default has occurred and is then continuing, Borrower may elect from time to time prior to the Maturity Date to have all or a portion of the unpaid principal amount of the Loans bear interest at a per annum rate during any particular Interest Period with reference to the LIBOR Rate plus three percent (3%); provided, however, that any such portion of any Loan shall be in an amount not less than $100,000 or some greater integral multiple of $100,000 with respect to any single Interest Period. During the continuation of any Event of Default, interest on the Loans will be calculated based on the one month LIBOR Rate plus any default interest and other penalties provided for in this Agreement. Each Interest Period selected hereunder shall commence on the first day of a calendar month. Any election by Borrower to have interest calculated at the LIBOR Rate shall be made by notice (which shall be irrevocable) to the Lender at least three (3) Business Days prior to the first day of the proposed Interest Period, specifying the LIBOR Rate Amount and the duration of the proposed Interest Period (which must be for one, two, three or six months). Any such election of a LIBOR Rate shall lapse at the end of the expiring Interest Period unless extended by a further election notice provided in accordance with this paragraph. Interest shall be payable in the last day of each such Interest Period and if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period. All computations of interest accruing on the unpaid balance of Loans from time to time shall be calculated on the basis of a 360-day year for the actual number of days elapsed. From and after the occurrence of an Event of Default and, when applicable, the expiration of the 15-day cure period for such Event of Default as provided in
                 Section 8.1, and during the continuation of such Event of Default, the unpaid balance of the Loan shall bear interest, to the extent permitted by law, at the annual rate of interest equal to four percent (4%) above the interest rate applicable to such Loan pursuant to Section 2.5.1 in effect on the first Business Day prior to the occurrence of such Event of Default, which interest shall be compounded monthly and payable on demand. Notwithstanding the foregoing, Borrower may not select an Interest Period which extends beyond the Maturity Date.

         (B) Borrower shall pay to the Lender, the LIBOR Reserve Charge, if any, with respect to LIBOR Rate Amounts of the Loans outstanding from time to time on the dates interest is payable on such LIBOR Rate Amounts.

         (C) The Lender shall forthwith upon determining any LIBOR Rate provide notice thereof to Borrower. Each such notice shall be conclusive and binding upon Borrower.

         (D) If, with respect to any Interest Period, the Lender is unable to determine the LIBOR Rate relating thereto, or adverse or unusual conditions in or changes in applicable law relating to the applicable Eurodollar interbank market make it illegal or, in the reasonable judgment of the Lender, impracticable, to fund therein the LIBOR Rate Amount or make the projected LIBOR Rate unreflective of the actual costs of funds therefor to the Lender, or if it shall become unlawful for the Lender to charge interest on the Loans on a LIBOR Rate basis, then in any of the foregoing events the Lender shall so notify Borrower and interest will be calculated and payable in respect of such projected Interest Period (and thereafter for so long as the conditions referred to in this sentence shall continue) by reference to the "prime rate" published by Citibank, N.A. plus 1% per annum.

         (E) If any Interest Period would otherwise end on a day which is not a Business Day for LIBOR Rate purposes, that Interest Period shall end on the Business Day next preceding or next succeeding such day as determined by the Lender in accordance with its usual practice, of which the Lender shall notify Borrower at the beginning of such Interest Period.

         (F) Borrower may prepay a LIBOR Rate Amount only upon at least three (3) Business Days prior written notice to the Lender (which notice shall be irrevocable). Borrower shall pay to the Lender, upon request of the Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate the Lender for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Rate Amount on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Borrower to borrow a LIBOR Rate Amount on the date specified by Borrower's written notice; or
                 (iii) any failure by Borrower to pay a LIBOR Rate Amount on the date for payment specified in Borrower's written notice.

         2.5.2 Upfront Fee. On the Closing Date, the Borrower agrees to pay the Lender a fee of $30,000 (the "Upfront Fee"). The parties to this Agreement acknowledge that Borrower paid the full amount of the Upfront Fee in connection with the closing of the Initial Loan Agreement.

         2.5.3 Payment of Fees. Borrower hereby authorizes the Lender to disburse proceeds of the Loan to pay the Loan Fees and the reasonable fees and expenses of the Lender's legal counsel notwithstanding that Borrower may not have requested a disbursement of such amount. Such disbursements shall constitute a portion of the outstanding principal balance of the Loan and the Note and shall be deemed to be the first principal amounts repaid by Borrower in making principal payments, whether or not designated as such by Borrower. Invoices for all expenses charged to Borrower pursuant hereto will be provided to Borrower by the Lender prior to any such disbursement, and Borrower shall pay to the Lender all amounts due pursuant to any such invoices as repayment of such portion of the outstanding principal balance of the Loan and the Note represented by such invoices, with all interest accrued thereon, within twenty
(20) Business Days following Borrower's receipt thereof.

         2.5.4 Change in Laws. Anything herein to the contrary notwithstanding, if any future applicable law (which expression, as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof) shall (1) subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the Loans or the payment to the Lender of any amounts due to it hereunder, or (2) materially change the basis of taxation of payments to the Lender of the principal or the interest on or any other amounts payable to the Lender hereunder, or (3) impose on the Lender any other conditions or requirements with respect to this Agreement, the Loan Amount or any Loan, and the result of any of the foregoing is (a) to increase the cost to making, funding or maintaining all or any part of the Loans, or (b) to reduce the amount of principal, interest or other amount payable to the Lender hereunder, or (c) to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregoing interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from Borrower hereunder, then, and in each such case not otherwise provided for hereunder, Borrower will, upon demand made by the Lender accompanied by calculations thereof in reasonable detail, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregoing interest or other sum, provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregoing interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of the Lender.

                                   Section 3.
                              CONDITIONS TO CREDIT

         The Lender's obligations to make any Advances hereunder are subject to the fulfillment of each of the following conditions to the Lender's satisfaction immediately prior to or contemporaneously with the making of any such Advances:

         3.1 DOCUMENTS. Prior to or concurrently with the execution and delivery of this Agreement, the Lender shall receive each of the following documents in form and substance satisfactory to the Lender:

         3.1.1 All of the documents listed on the Closing Checklist attached hereto as Exhibit 3.1; and

         3.1.2 Such other instruments or documents as the Lender's counsel may reasonably request.

         3.2 REPRESENTATIONS AND WARRANTIES. Upon execution and delivery of this Agreement and upon each request by Borrower for an Advance, the representations and warranties contained in Section 4 of this Agreement shall be accurate and complete (except to the extent such representations and warranties relate solely to an earlier specific date, in which case such representations and warranties shall have been accurate and complete as of such date).

         3.3     EVENTS  OF  DEFAULT.   Upon  execution  and  delivery  of  this
Agreement and upon each request by Borrower for an Advance, no Default or Event of Default hereunder shall have occurred and be continuing.

         3.4 APPROVAL OF LENDER'S COUNSEL. Upon execution and delivery of this Agreement and upon each request by Borrower for an Advance, all legal matters incident to or in connection with the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Lender.

         3.5 PAYMENT OF FEES. At the Closing Date and prior to making any Advance hereunder, the Lender shall have received from Borrower an unconditional payment of the Loan Fees then due and payable, together with payment of all costs and expenses, including without limitation reasonable attorneys' fees and costs incurred by the Lender in connection with the
preparation   and  execution  of  this   Agreement   and  the  Loan   Documents.
Notwithstanding the foregoing, and without in any way reducing Borrower's obligation to pay such fees, the Lender agrees not to refuse to make an Advance solely because attorneys fees incurred by the Lender, for which Borrower has been invoiced within 30 days of such Advance, remain outstanding.

                                   Section 4.
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that, as of the date hereof and as of any date any Advances under the Line of Credit are to be made:

         4.1 EXISTENCE; PLACE OF BUSINESS; IDENTIFICATION NUMBERS. Borrower and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the state of its formation. Borrower and its Subsidiaries are duly licensed or qualified in all jurisdictions wherein the character of the property owned or the nature of the business transacted by it makes licensing or qualification necessary or advisable, except to the extent that the failure to do so could not reasonably be expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole. Borrower and its Subsidiaries are also duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner presently conducted, except to the extent that the failure to do so could not reasonably be expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole. Borrower has the organizational power to enter into any transaction and to make and perform any agreement or instrument which this Agreement or the Loan Documents require or contemplate.

         4.2 AUTHORITY. The execution, delivery and performance by Borrower of the Loan Documents and the transactions contemplated by this Agreement: (a) have been duly authorized and do not require any other filing with, consent from, or approval by any Person or governmental authority, (b) do not violate Borrower's Organizational Documents or any law, rule, regulation, order, writ, judgment or decree, and will not result in or constitute a default under any indenture, credit agreement, or any other agreement or instrument, to which it is a party or to which any of its property is subject.

         4.3 FINANCIAL STATEMENTS. The balance sheet and statements of income of Borrower, on a consolidated basis, as of December 31, 2006, audited by the Accountants, and the interim management prepared financial statements of Borrower, on a consolidated basis, as of June 30, 2007, each duly certified by the principal financial officer of Borrower, as furnished to the Lender (collectively, the "Financial Statements"), are complete and correct and fairly present the financial position of Borrower and the results of operations for the period indicated. Each of the Financial Statements was prepared in accordance with GAAP.

         4.4 FINANCIAL CONDITION. Since the date of the latest Financial Statement (a) there has been no materially adverse change in the condition financial or otherwise of Borrower, and its Subsidiaries, taken as a whole, and
(b) Borrower and its Subsidiaries have not entered into, incurred or assumed any material long-term debts, mortgages, leases or oral or written commitments, nor commenced any significant project, nor made any significant purchase or acquisition of any property except with the prior written consent of the Lender in accordance with the terms hereof. Notwithstanding the foregoing sentence, Borrower and its Subsidiaries may enter into, incur or assume debt, mortgages, leases or oral or written commitments, commence significant projects and purchase or acquire property so long as such action is done in the ordinary course of business and is consistent with the description of Borrower's Business. Borrower and its Subsidiaries do not have any contingent liabilities of any substantial amount which are not reflected in the Financial Statements described above, except for liabilities incurred by Borrower and its Subsidiaries since the date of the Financial Statements in the ordinary course of its business consistent with past practices.

         4.5 ASSETS. Borrower and its Subsidiaries have good and marketable title to all of its properties and assets, including without limitation as reflected in the balance sheet included in the Financial Statements, except property and assets sold or otherwise disposed of at market rates in the ordinary course of business and consistent with the description of Borrower's
Business subsequent to the date of such balance sheet. Borrower and its Subsidiaries do not have any outstanding liens or encumbrances on any of its properties or assets, other than as fully described in the Financial Statements. Borrower and its Subsidiaries are not a party to any security agreements or title retention agreements, whether in the form of leases or otherwise, of any personal property except as reflected in the financial statements.

         4.6 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower upon reasonable inquiry, threatened against or affecting Borrower, at law, in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if adversely determined would have a materially adverse effect on the business or condition of Borrower and its Subsidiaries, taken as a whole, other than those actions, suits, proceedings or investigations set forth on Exhibit 4.6. Borrower and its Subsidiaries are not in default or violation, in either case, beyond expiration of applicable grace, cure or notice periods of any order, writ, injunction or decree.

         4.7 BURDENSOME PROVISIONS. Other than as reflected in the Financial Statements, Borrower and its Subsidiaries are not a party to any indenture, agreement, instrument or lease, or subject to any charter, bylaw, operating agreement or other restriction, or any law, rule, regulation, order, writ, judgment or injunction, which will, under current or reasonably anticipated conditions, materially and adversely affect its ability to fully perform all of the Obligations.

         4.8 OTHER AGREEMENTS. Borrower and its Subsidiaries are not in default beyond applicable grace, cure or notice periods to any material extent in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any debenture, note or other evidence of indebtedness of such entity or any indenture or agreement to which it is a party or is bound, which would have a material adverse effect on the financial condition of Borrower and its Subsidiaries, taken as a whole.

         4.9 TAXES. Borrower and its Subsidiaries have filed all United States federal and state tax returns which are required to be filed by it (taking into account extensions permitted by applicable law) and have paid or made adequate provision for the payment of all taxes which have or may become due pursuant to those returns, to any matters raised by audits, assessments received by it, and for any other causes known to it, including foreign taxes.

         4.10 THE LOAN. This Agreement, any Note and any other of the Loan Documents, or any other documents delivered by Borrower to or for the benefit of the Lender at any time in connection with the execution and delivery of any of the Loan Documents, will, when executed and delivered, constitute valid and binding obligations of such entity, enforceable against such entity in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, or general principles of equity, affecting the rights of creditors generally. Borrower will duly and punctually pay any principal and interest when due on any Obligation requiring the payment of money.

         4.11 CAPITALIZATION. The outstanding equity of Borrower is comprised exclusively of trust interests or member interests, all of which have been duly issued and are outstanding and fully paid and nonassessable. There are (i) no outstanding securities or agreements exchangeable for or convertible into or carrying any rights to acquire any equity interests in Borrower, and (ii) no outstanding commitments, options, warrants, calls or other agreements (whether written or oral) binding on Borrower which require or could require such entity to sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of any equity interests of Borrower, except as set forth on Exhibit 4.11. Except as set forth in any Organizational Document provided to the Lender for Borrower, no equity interests of Borrower are subject to any restrictions on transfer or any member agreements, voting agreements, trust agreements, trust deeds, irrevocable proxies, or any other similar agreements or interests (whether written or oral).

         4.12 SOLVENCY. Borrower has and, after giving effect to each Advance under the Line of Credit will have, tangible assets having a fair salable value in excess of the amount required to pay the probable liability on its then existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); Borrower has and will have access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature.

         4.13 EVENTS OF DEFAULT. No Event of Default or, to the best knowledge of Borrower, Default exists.

         4.14 ERISA. Borrower and the ERISA Affiliates, and each "Employee Pension Benefit Plan" and each "Employee Welfare Benefit Plan" (as defined in ERISA) established, maintained or contributed to (including any such plan to which an obligation to contribute exists) by Borrower or any ERISA Affiliate (collectively, the "Plans") is in compliance in all material respects with ERISA and the provisions of the Code applicable to such entity or Plan; neither Borrower nor any ERISA Affiliate or any Plan has engaged in a "prohibited transaction" (as defined in ERISA and the Code) which would subject such entity or such Plan to a material tax or penalty imposed on a "prohibited transaction"; neither Borrower nor any ERISA Affiliate or any Plan has incurred any material "accumulated funding deficiency" (as defined in ERISA); the aggregate current value of all assets of the funded Plans of each of Borrower and any ERISA Affiliate is at least equal to the aggregate current value of all accrued benefits under such Plans calculated in accordance with actuarial assumptions current as of the date of this representation and warranty on a Plan termination basis; neither Borrower nor any ERISA Affiliate has incurred any material liability to the Pension Benefit Guaranty Corporation over and above premiums required by law and which have been paid or are not yet due; neither Borrower nor any ERISA Affiliate has terminated any Plan in a manner which could result in the imposition of a lien on the property of such entity; none of the Plans are multi-employer plans (as defined in ERISA). All contributions to all Plans which were required to be made or provided for as of the date of this representation and warranty have been made or provided for in accordance with GAAP and, in the case of Plans, funded by means other than direct employer contributions, all such funding required through the date of this representation and warranty has been made or provided for in accordance with GAAP; each of Borrower and the ERISA Affiliates have performed in all material respects all of their respective obligations under each Plan and each Plan has been administered in accordance with its terms; there are no claims, complaints or causes of action pending or, to Borrower's knowledge, threatened against any Plan (other than claims filed in the ordinary course for benefits under such Plans); and Borrower does not have any liability, contingent or otherwise, under any Plan that is not disclosed on its Financial Statements.

         4.15    ENVIRONMENTAL AND REGULATORY COMPLIANCE.

         4.15.1 As to each of the real properties either owned or leased by Borrower or any of its Subsidiaries, each such property is presently in compliance in all material respects with, and has in full force and effect, all material permits or approvals required by, all applicable anti-pollution, hazardous substance, hazardous material, oil, environmental, health, safety or other laws, ordinances or regulations, and Borrower and its Subsidiaries have not received notification that any of the foregoing properties is in violation of any of the foregoing provisions, except for any non-compliance with respect to, or lack of possession of the foregoing, which does not have or will not have a direct or indirect material adverse effect, in the Lender's reasonable judgment, on the ability of Borrower to meet its Obligations under any of the Loan Documents. No inquiry, notice or threat to give notice by any governmental authority or third party has been received by Borrower or any of its Subsidiaries with respect to the generation, storage or disposal or release or threat of release on, under or from any real property either owned or leased by Borrower or any of its Subsidiaries, of any hazardous substance, hazardous material or oil, or with respect to any violation of any federal, state or local environmental, health or safety statute or regulation which could have a direct or material adverse effect, in the Lender's reasonable judgment, on the ability of Borrower to meet its Obligations under any of the Loan Documents.

         4.16    CONTRACTS WITH AFFILIATES,  ETC. Except as disclosed in Exhibit
4.16 or in the Financial Statements and except for agreements or transactions (in each case) in the ordinary course of business and on an arm's-length basis upon terms at least as favorable as would be available to Borrower as is a party thereto with an unaffiliated third party, neither Borrower nor any of its Subsidiaries is a party to or otherwise bound by any agreement, instrument or contract (whether written or oral) with any Affiliate, except for any such agreement, instrument or contract as would not materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of Borrower and its Subsidiaries, taken as a whole, or Borrower's ability to meet its Obligations under any of the Loan Documents.

         4.17 FEDERAL REGULATIONS. No part of the proceeds of any Advance, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect. If requested by the Lender, Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.

         4.18 QUALIFICATION AS A REIT. Borrower qualified as a REIT under the provisions of the Code, as applicable for its fiscal years ended December 31, 1991 through December 31, 2006, and from December 31, 2006 through the date hereof. All appropriate federal income tax returns for the fiscal years through December 31, 2005 have been filed by Borrower with the IRS and no previously filed return has been examined and reported on by the IRS. Borrower is organized in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code, and Borrower's proposed method of operation consistent with Borrower's business and the business activities contemplated by this Agreement will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

         4.19    ADVISORY AGREEMENT; ADVISORY SUBCONTRACT.

         4.19.1  In furtherance, and without  limiting the provisions of Section
4.8 of this Agreement, the Advisory Agreement is in full force and effect, neither party thereto is in breach or default of any of its terms or provisions, and no party has given notice to the other of the intent to terminate, or cause not to be renewed or extended, the Advisory Agreement. To the best of Borrower's knowledge, none of the parties to the Advisory Agreement has any basis or intention to terminate or cause not to be renewed or extended the terms and provisions of the Advisory Agreement.

         4.19.2  In furtherance, and without  limiting the provisions of Section
4.8 of this Agreement, the Advisory Subcontract is in full force and effect, neither party thereto is in breach or default of any of its terms or provisions, and no party has given notice to the other of the intent to terminate, or cause not to be renewed or extended, the Advisory Subcontract. To the best of Borrower's knowledge, none of the parties to the Advisory Subcontract has any basis or intention to terminate or cause not to be renewed or extended the terms and provisions of the Advisory Subcontract.

         4.20 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Borrower is not a "holding company," or a subsidiary company of a `holding company" or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company," or an "affiliated company" or a "principal underwriter" of an "investment company," as such terms are defined in the Investment Company Act of 1940.

         4.21 INVESTMENT COMPANY ACT; OTHER REGULATIONS. Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any Requirement of Law that limits its ability to incur Indebtedness.

                                   Section 5.
                              AFFIRMATIVE COVENANTS

         Unless the Lender waives compliance in writing, Borrower agrees to, and shall cause its Subsidiaries to, do the following until the Lender is no longer obligated to make any further Advances and all Obligations hereunder have been repaid in full (including all principal, interest, costs, fees and expenses, including, without limitation, Loan Fees and reasonable attorneys' fees and costs):

         5.1     FINANCIAL STATEMENTS.

         5.1.1 Within one hundred twenty (120) days after the end of Borrower's fiscal year, deliver to the Lender a complete copy of Borrower's audited financial statements certified as being true and correct by the chief financial officer of Borrower. The above financial statements are to be prepared in accordance with GAAP and shall include at least, on a consolidated and consolidating basis, a balance sheet as of the close of each such fiscal year and a statement of income and retained earnings (or comparable statement) for each such fiscal year, as at the end of the fiscal year, together with the report by Borrower's Accountants, which financial statements shall fairly reflect the financial condition and operations of such entity, together with a certificate of said chief financial officer, in the form of Exhibit 5.1 hereof, to the effect that, in making the examination necessary for his report of the financial affairs of such entity for such fiscal year, he has obtained no knowledge of the occurrence of any condition, event or act which would constitute a Default or an Event of Default, or, if said officer shall have obtained knowledge of any such violation, condition, event or act, a statement as to the nature and status thereof.

         5.1.2 Deliver to the Lender as soon as such statements are available, but not later than sixty (60) days after the end of each quarter, a copy of Borrower's unaudited financial statements, on a consolidated and consolidating basis, certified by the principal financial officer of each entity as having been prepared in accordance with GAAP (subject to year end adjustments, none of which shall be material individually or in the aggregate), together with a certificate of said officer, in the form of the Covenant Compliance Certificate attached hereto as Exhibit 5.1, stating he has no knowledge that a Default or an Event of Default, has occurred and is continuing or, if a Default or an Event of Default or such event has occurred and is continuing, a statement as to its nature and the action which Borrower or any other entity proposes to take with respect to such event.

         5.1.3 Deliver to the Lender as soon as such statements are available, but not later than sixty (60) days prior to December 31 of each year, a copy of the consolidated and consolidating budgeted operating statements (including, without limitation balance sheet, statement of income and retained earnings and statement of cash flows) for Borrower for the fiscal year commencing immediately following such December 31.

         5.1.4 Deliver, promptly upon receipt, to the Lender copies of all material notices received from any governmental authority.

         5.1.5   Deliver,   upon  the  Lender's   request  from  time  to  time,
delinquency reports with respect to any of Borrower's investments.

         5.1.6 Deliver to the Lender within thirty days of the end of each calendar month a valuation of each so-called GNMA Certificate owned directly or indirectly by Borrower or any of its Subsidiaries. In addition, Borrower will notify the Lender within five Business Days of any change in value greater than 5% of any GNMA Certificate.

         5.1.7 Deliver to the Lender, simultaneously with each Borrowing Notice, a Covenant Compliance Certificate in which the officer executing and delivering such Certificate states that he has no knowledge that a Default or an Event of Default has occurred and is continuing.

         5.1.8 Deliver such additional information as the Lender from time to time may reasonably request with respect to the business affairs and financial condition of Borrower.

         5.2     MAINTENANCE OF EXISTENCE; CHARACTER OF EQUITY.

         5.2.1 Remain in and continue to operate, and cause its Subsidiaries to remain in and continue to operate, substantially the same line of business presently engaged in or contemplated to be engaged in by the terms of this Agreement as described in the Registration Statement (except that Borrower and its Subsidiaries may, upon notice to the Lender, withdraw from any business activity which its trustee(s) or manager(s) reasonably deem unprofitable or unsound in the due exercise of their authority, provided, however, such withdrawal shall not impair in any way such entity's ability to fully pay and perform all of its Obligations), maintain and preserve, and cause Borrower to maintain and preserve, its existence and all rights, privileges and franchises necessary or desirable in the conduct of its business as contemplated by this Agreement; and conduct its business (and no other business) as contemplated by the terms of this Agreement in an orderly, efficient and customary manner. Borrower shall not modify or amend its Organizational Documents without first giving 20 days prior written notice of a proposed change to the Lender.

         5.3 MAINTENANCE OF PROPERTIES. Restore, maintain and operate all of its respective properties, if any, in accordance with sound commercial practices and maintain, preserve and keep all of its respective properties and assets necessary or useful in its respective business in good working order and condition.

         5.4 COMPLIANCE WITH LAWS. Comply with and duly observe the requirements of all applicable laws, rules, regulations and orders of all federal, state and local governmental authorities, including without limitation obligations imposed by ERISA and hazardous substance and environmental laws, non-compliance with which could materially adversely affect the Borrower's business or credit.

         5.5 TAXES AND CLAIMS. Pay and discharge promptly all taxes, assessments, governmental charges and levies imposed, respectively, upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties would be imposed, and pay all lawful claims for labor, materials and supplies that, if unpaid, might become a lien or charge upon its respective property, provided that Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof is currently being contested in good faith and by proper proceedings and if such entity, respectively, has set aside on its books and shall maintain adequate reserves for the payment of the same in conformity with GAAP.

         5.6 NOTICE OF DEFAULTS. Give prompt written notice to the Lender of any Default or Event of Default or of any default arising under any other agreement or indenture entered into by Borrower or any of its Subsidiaries, or of any other matter which has resulted in or is reasonably anticipated to result in a materially adverse change in Borrower's financial condition, operations or prospects.

         5.7 CHANGES IN MANAGEMENT. Give prompt written notice to the Lender of any changes in the senior management positions of Borrower or the Advisor.

         5.8 NOTICE OF LITIGATION. Give prompt written notice of any pending or threatened claim, action or proceeding which would, in the event of an unfavorable outcome, have a materially adverse effect on the condition (financial or otherwise), operations or prospects of Borrower and its Subsidiaries, taken as a whole.

         5.9 RECORDS. Keep and maintain full and accurate accounts and records of its operations according to GAAP and permit the Lender (and its designated officers, employees, agents and representatives) to have access to such accounts, records and operations and to make examinations thereof upon reasonable prior notice during normal business hours.

         5.10 EXECUTION OF OTHER INSTRUMENTS. Do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered by others, all further acts, covenants, assurances or further instruments and documents, promptly after the Lender reasonably requests, in order to carry out the intent and purpose of this Agreement and the other Loan Documents. Borrower shall pay all fees and expenses (including without limitation reasonable attorneys' fees and costs) in connection with the foregoing.

         5.11 MAINTENANCE OF REIT STATUS. Engage in such business activities, and shall refrain from engaging in such activities, so as to have Borrower continue to meet the requirements for qualification and taxation as a REIT under the Code.

         5.12 CONTINUATION OF ADVISORY AGREEMENT AND ADVISORY SUBCONTRACT. Borrower shall notify the Lender at least 90 days prior to any of the terms or conditions of the Advisory Agreement or the Advisory Subcontract no longer being in full force and effect or otherwise being terminated or amended for any reason or for no reason. Borrower shall notify the Lender at least 90 days prior to either the Advisor or Centerline Affordable no longer being bound by the Advisory Agreement or the Advisory Subcontract, including, without limitation, because of either the Advisor's or Centerline Affordable's assignment or delegation of their respective obligations or duties thereunder; provided, however, that the transfer of all of the equity interests in Centerline Affordable to an Affiliate of Centerline Affordable or to a Person whose chief executive with senior-most responsibility for the business and operations of such Person is an Affiliate of Centerline Affordable, shall not constitute an assignment or delegation of Centerline Affordable's obligations or duties thereunder. In the event that either the Advisor or Centerline Affordable provides notice of its intention to terminate the Advisory

Agreement or the Advisory Subcontract, regardless of whether such termination is in accordance with the terms of the Advisory Agreement or the Advisory Subcontract, or fails to renew or extend the Advisory Agreement or the Advisory Subcontract for any reason or for no reason, Borrower shall provide to the Lender written notice at least 90 days prior to the effectiveness of such notice from the Advisor or from Centerline Affordable or such failure to renew or extend. During the 90 day period following any such notice from, or failure by, Borrower pursuant to this Section 5.12, Borrower shall execute and deliver with one or more Persons reasonably acceptable to the Lender an agreement to provide those services following the end of such 90 day period provided by the Advisor and Centerline Affordable pursuant to the Advisory Agreement and the Advisory Subcontract.

         5.13    INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

         5.13.1 Borrower and its Subsidiaries shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.

         5.13.2 Borrower shall permit the Lender to examine and make abstracts from any of its books and records, at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Borrower and its Subsidiaries, taken as a whole with its representatives and with its independent certified public accountants.

         5.13.3 Borrower shall permit the Lender to conduct audits of Borrower (but not more than once during each semi-annual period unless a Default or an Event of Default has occurred and is continuing). Borrower shall bear, and reimburse the Lender for, the commercially reasonable expenses of each such audit.

                                   Section 6.
                               NEGATIVE COVENANTS

         Borrower covenants and agrees that until the Lender is no longer obligated to make any further Advances on account of the Line of Credit and the Obligations have been repaid and performed in full, Borrower will not and will cause its Subsidiaries to not:

         6.1 ENCUMBRANCES AND LIENS. Create, execute, assume or allow any mortgage, deed of trust, security agreement, pledge or encumbrance, or any other lien of any kind, or execute or allow to be filed any financing statement affecting, any or all of its property, real, personal or mixed, whether now owned or hereafter acquired, except:

         6.1.1 Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided such entity shall have set aside on its books and shall maintain adequate reserves for their payment in conformity with GAAP;

         6.1.2 Liens or encumbrances granted with respect to its real estate, partnership interests or other assets, now owned or hereafter acquired, solely to the extent that such lien or encumbrance secures Indebtedness permitted under the terms of this Agreement;

         6.1.3 Liens or encumbrances related to carriers', warehouse men's, mechanics', materialmen's, repairman's, or other like liens arising in the ordinary course of business which are not overdue for a period of more than thirty days or which are being contested in good faith and by appropriate proceedings diligently conducted, provided that such entities shall have set aside on their books and shall maintain adequate reserves for their payment in conformity with GAAP;

         6.1.4 Liens or encumbrances arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and

         6.1.5 Liens or encumbrances that are easements, rights-of-way, restrictions and other similar encumbrances affecting the real property which, in the aggregate, are not substantial in amount, and which do not in any case materially and adversely detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person.

         6.1.6 Liens or encumbrances that are easements, rights-of-way, restrictions and other similar encumbrances affecting the real property which, in the aggregate, are not substantial in amount, and which do not in any case materially and adversely detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person.

         6.1.7 All liens or encumbrances set forth on Exhibit 6.1 attached hereto.

         6.2     INDEBTEDNESS.

         6.2.1 Create, incur, assume or suffer to exist, nor in any manner become or be liable directly or indirectly with respect to any Indebtedness (on a consolidated basis) except: (A) the Obligations; (B) Indebtedness for other borrowed money existing on the date of this Agreement, listed and described, but only to the extent so listed and described, on Exhibit 6.2 attached hereto, and any refinancings, refundings, renewals, restatement, or extensions thereof, provided that the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, restatement or extension except for an amount equal to a reasonable premium for accrued and unpaid interest thereon and the fees and expenses incurred in connection with such refinancing, refunding, renewal, restatement or extension, and by an amount equal to any existing commitments unutilized thereunder; (C) Indebtedness for the purchase price of capital assets incurred in the ordinary course of business (other than real estate), subject, however, to the limitation that such Indebtedness does not exceed the lesser of the cost of such capital assets or its fair market value at the time of acquisition; (D) Indebtedness permitted under Section 6.4 hereof; (E) Indebtedness for taxes, assessments or governmental charges to the extent that payment thereof shall at the time not be required to be made in accordance with Section 5.5 hereof; (F) Indebtedness represented by trust preferred securities issued by the Borrower or any of its Subsidiaries or represented by the issuance of collateralized debt obligation securities of a Subsidiary of the Borrower; or
(G) Indebtedness on open account for the cost of services, materials and supplies incurred by Borrower in the ordinary course of business (not as a result of borrowing), so long as all of such open account Indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms and practices, except for any such open account Indebtedness which is being contested in good faith by such debtor, respectively, as to which adequate reserves required by GAAP have been established and are being maintained and as to which no lien or encumbrance has been placed on any property of such debtor, respectively.

         6.3 CONSOLIDATION AND MERGER. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination.

         6.4 LOANS, GUARANTEES, INVESTMENTS. Except as expressly permitted by this Agreement, make any advance, loan or extension of credit to nor become a guarantor or surety for any Person, firm or corporation; except that (a) Subsidiaries of the Borrower may make loans to the Borrower or any other Subsidiary of the Borrower; and (b) the Borrower and its Subsidiaries may make investments (i) in direct obligations of the United States of America or of any state, U.S. federal agency obligations and commercial paper designated as "prime" by the National Credit Office of Dunn & Bradstreet, and (ii) in the ordinary course of Borrower's Business substantially consistent with past practices.

         6.5 ACQUISITIONS. Except in the ordinary course of Borrower's Business substantially consistent with past practices, purchase, acquire or incur any liability for the purchase or acquisition of any or all of the assets or business (including stock, partnership, membership or other equity interests) of any Person.

         6.6 DISPOSAL OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of more than five percent (5%) of its property or assets, now owned or hereafter acquired, except for (a) obsolete or worn-out property and real estate not used or useful in its business, and inventory sold at market rates in the ordinary course of business, (b) in the ordinary course of Borrower's Business substantially consistent with past practices.

         6.7 PAYMENT OF DISTRIBUTIONS. Declare or pay directly or indirectly (through any Affiliate or otherwise), any distributions in respect to its equity interests or make any distribution of assets with respect to its equity interests or in payment of fees or other compensation or reimbursement of any expenses to a party related to any other Affiliates, whether in cash, property or securities, except that so long as there does not then exist a Default or Event of Default (with and without taking into account the making of any such distribution), Borrower may make distributions to its equity holders as it may elect from time to time.

         6.8 LIMITATIONS ON LEASING. Lease or become liable as lessee upon any lease of real or personal property, other than leases of office space and equipment at market rates entered into in the ordinary course of business consistent with past practices.

         6.9 DEFAULT UNDER OTHER AGREEMENTS OR INDENTURES. Commit or do, or fail to commit or do, any act or thing which action or failure to act would constitute a material event of default under any of the terms or provisions of any other agreement, indenture, contract, document or instrument executed or to be executed by such entity where such event of default would have a material adverse effect on the business or condition (financial or otherwise) of Borrower.

         6.10 PURCHASE OF MARGIN STOCK. In furtherance, and not in limitation, of Section 5.2 hereof, utilize any part of the proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         6.11 AMENDMENT TO CERTAIN DOCUMENTS. Except with the prior written consent of the Lender:

         6.11.1 amend or agree with any party to vary the terms of any Organizational Documents of any of Borrower in a manner which may be materially adverse to the Lender; or

                 Subject to the terms of Section 5.12 hereof, amend or vary the terms of either the Advisory Agreement or Advisory Subcontract in a manner which may be materially adverse to the Lender. Borrower hereby acknowledges and agrees that, unless a Person reasonably acceptable to the Lender is engaged to perform such services in accordance with the terms of Section 5.12 hereof, Centerline Affordable's no longer serving as its advisor in substantially the same capacity in which Centerline Affordable serves as its advisor as of the date of this Agreement shall constitute circumstances which are, for purposes of this Agreement, materially adverse to the Lender.

         6.12 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into, any purchase, sale, lease or other transaction with any Affiliate except in the ordinary course of business on terms that are no less favorable to such transacting entity than those which might be obtained at the time in a comparable arm's-length transaction with any Person (including an individual, corporation, partnership, trust, limited liability company and governmental agency or instrumentality) who is not an Affiliate

         6.13 ERISA COMPLIANCE. Permit, suffer or cause any Plan or any fiduciary or any party-in-interest (as such terms are defined in ERISA) thereof, to (A) engage in any "prohibited transaction" (as defined in ERISA and the Code), (B) incur any material "accumulated funding deficiency" (as defined in
Section 412(a) of the Code and Section 302 of ERISA) whether or not waived, (C) fail to satisfy any additional funding requirements set forth in Section 412 of the Code and Section 302 of ERISA, (D) terminate any Plan in a manner which could result in the imposition of a lien on any property of an such entity, and
(E) fail to administer the Plan in accordance with its terms, ERISA and the Code. Each Plan shall comply in all material respects with ERISA. In furtherance of the foregoing, with respect to any Plan, Borrower shall, or shall cause its Affiliates to, furnish to the Lender promptly (T) Written notice of the failure to make any contribution, premium payment or other payment relating to the funding of any Plan when due, (U) written notice of the actual or threatened insertion of any claim, complaint or cause of action against any Plan (other than a claim for benefits under such Plan filed in the ordinary course of such Plan's administration) or any fiduciary thereof, (V) written notice of the occurrence of a Reportable Event (as defined in ERISA and the Code), (W) a copy of any request for a waiver of the funding standards or an extension of the amortization periods required under Section 412 of the Code and Section 302 of ERISA, (X) a copy of any notice of intent to terminate any funded Plan that is a defined benefit plan, (Y) notice that Borrower or any of its Affiliates will or may incur any liability to or on account of a Plan under Section 4062, 4064, 4201 or 4204 of ERISA, and (Z) upon the Lender's request, a copy of the annual report of each Plan (Form 5500 or comparable form) required to be filed with the IRS and/or the U.S. Department of Labor. Any notice to be provided to the Lender under this Section shall include a certificate of the chief financial officer of Borrower setting forth details as to such occurrence and the action, if any, which such entity and/or the Affiliate is required or proposes to take, together with any notices required or proposed to be filed with or by such entity and/or any Affiliate, the Pension Benefit Guaranty Corporation, the IRS, the trustee or the Plan administrator with respect thereto. Promptly after the adoption of any Plan subject to ERISA, the entity adopting such Plan shall notify the Lender of such adoption and of the vesting and funding schedules and other principal provisions thereof.

         6.14    REAL ESTATE ACTIVITIES.

         6.14.1 Engage in the development or acquisition of real estate (except solely to the extent permitted under Subchapter M of the Code and all regulations thereunder); or

         6.14.2 Undertake or participate in, directly or indirectly, any real estate development project or asset of any kind whatsoever except as specifically contemplated by this Agreement or in the ordinary course of Borrower's Business consistent with past practices.

         6.15 DEFAULT UNDER ADVISORY AGREEMENT OR ADVISORY SUBCONTRACT. Commit or do, or fail to commit or do, any act or thing which action or failure to act would constitute a breach or default under any of the terms or provisions of either the Advisory Agreement or Advisory Subcontract.

                                   Section 7.
                               FINANCIAL COVENANTS

         7.1 MINIMUM ADJUSTED NET WORTH. Borrower shall at all times maintain, and shall have maintained, on a consolidated basis, an Adjusted Net Worth of not less than SEVENTY-FIVE MILLION AND 00/100 DOLLARS ($75,000,000.00), as determined at the end of each calendar quarter, adjusted at the end of each calendar quarter by seventy-five percent (75%) of any Net Equity raised during each such calendar quarter.

         7.2 LIQUIDITY. Borrower, on a consolidated basis, shall at all times maintain Liquidity of not less than TEN MILLION AND 00/100 DOLLARS ($10,000,000.00), as determined at the end of each calendar quarter.

         7.3 DEBT SERVICE COVERAGE. Borrower shall at all times maintain, and shall have maintained, a Debt Service Coverage, as determined at the end of each quarter, of not less than 1.25X.

         7.4 RECOURSE DEBT TO ADJUSTED NET WORTH. Borrower shall maintain a quarterly Recourse Debt to Adjusted Net Worth that is equal to or less than 6.25X.

         7.5 MINIMUM ADJUSTED AFFO. Borrower shall at all times maintain, and shall have maintained, quarterly Adjusted AFFO of at least ONE MILLION FIVE HUNDERED THOUSAND AND 00/100 DOLLARS ($1,500,000), as determined at the end of each calendar quarter.

                                   Section 8.
                                EVENTS OF DEFAULT

         8.1 EVENTS OF DEFAULT. If one or more of the following described Events of Default occurs:

         8.1.1 Borrower defaults in the punctual payment of any principal or interest on any Obligation when due and such default continues for a period of five (5) days after the due date of such principal or interest payment; or

         8.1.2 Any of the representations or warranties made by Borrower in this Agreement, any Note, any other Loan Document, agreement, guaranty, certificate or financial or other statements delivered or later furnished by or on behalf of Borrower in connection with this Loan is false or misleading in any material respect at the time made; or

         8.1.3 Borrower fails to pay, perform or otherwise observe any other covenant, term, provision, condition, agreement or obligation of, or otherwise defaults under, this Agreement, or any other Loan Document; or

         8.1.4 Borrower or any of its Subsidiaries becomes insolvent, or admits in writing its inability to pay its debts as they mature, or fails generally to pay its debts as they become due, or makes an assignment for the benefit of creditors or commences a case for its dissolution; or applies for or consents to the appointment of or taking possession by a trustee, liquidator, assignee, custodian, sequestrator or receiver (or similar official) for it or for a substantial part of its property or business; or takes any action in furtherance of any of the foregoing; or

         8.1.5 A trustee, liquidator, assignee, custodian, sequestrator or receiver (or similar official) is appointed for Borrower or any of its Subsidiaries or for a substantial part of any of its property or business without its consent and is not discharged within thirty (30) days after such appointment; or

         8.1.6 Any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency assumes custody or control of the whole or any substantial portion of the properties or assets of Borrower or any of its Subsidiaries and such is not dismissed within thirty (30) days thereafter; or

         8.1.7 Any money judgment, writ or warrant of attachment, or similar process, in excess of $1,000,000.00 is entered or filed against Borrower or any of its Subsidiaries, any of its properties or other assets and is not vacated, bonded, or stayed within the earlier of (a) a period of thirty (30) days or (b) five (5) days prior to the date of any proposed sale thereunder, unless (i) currently contested by such party in good faith and by proper proceedings and
(ii) such party shall have set aside on its books and shall maintain adequate reserves for the payment of the same in conformity with GAAP; or

         8.1.8 A bankruptcy, reorganization, insolvency, or liquidation case or other case for relief under any bankruptcy law or any law for the relief of debtors is commenced by or against Borrower or any of its Subsidiaries and, if instituted against Borrower or any of its Subsidiaries, is not dismissed within thirty (30) days after such institution or such entity by any action or answer approves of, consents to, or acquiesces in any such case or admits the material allegations of, or defaults in answering a petition filed in any such case; or

         8.1.9 This Agreement or any other guaranty or other agreement entered into in connection herewith or therewith, or any other Loan Document, at any time while any Obligations remain unpaid or unperformed, ceases to be in full force and effect or is declared null and void, or the validity or enforceability thereof is contested or any party thereto denies that it has any or further liability or obligation under this Agreement, such other agreement, such guarantee or any other Loan Document; or

         8.1.10 A default or a breach shall have occurred and be continuing beyond any applicable cure period in the payment or performance of any direct or contingent liability of Borrower or any of its Subsidiaries in excess of $1,500,000.00; or

         8.1.11 Any security issued by Borrower and listed on a national securities exchange or quoted on an automated quotation system of a national securities association is delisted from such national securities exchange or ceases to be quoted on such automated quotation system, as applicable; or

         8.1.12 The assignment by the Advisor or Centerline Affordable, by act or omission, or by operation of law, of all or any portion of their respective rights, benefits and entitlements, including, without limitation, their respective economic interests, under the Advisory Agreement or the Advisory Subcontract (except if and to the extent (i) arising out of the transfer of all of the equity interests in Centerline Affordable to an Affiliate of Centerline Affordable or to a Person whose chief executive with senior-most responsibility for the business and operations of such Person is an Affiliate of Centerline Affordable, or (ii) in accordance with the terms of Section 5.12 hereof); or either the Advisor or Centerline Affordable gives notice of its intention to terminate the Advisory Agreement or the Advisory Subcontract, or either the Advisor or Centerline Affordable fails to renew the Advisory Agreement or the Advisory Subcontract (except in accordance with the terms of Section 5.12 hereof

         And any such Event of Default (except for an Event of Default described in Sections 8.1.1, 8.1.2, 8.1.4 through 8.1.10 (inclusive) and 8.1.12, for which there shall be no grace period except as specifically provided therein, and except for any other Event of Default that is not capable of being cured (for example, without limitation, an Event of Default arising out of a breach of a financial covenant set forth in Section 7 hereof)) shall continue for more than fifteen (15) days after the Lender shall have first notified Borrower of such Event of Default (or for more than sixty (60) days after the Lender shall have first notified Borrower of such Event of Default, if such Event of Default is a non-monetary failure or breach and is not capable of being cured within such fifteen (15) day period but is, nevertheless, capable of cure and Borrower shall have commenced and is diligently pursuing (in the sole determination of the Lender) a cure of such failure or breach) THEN, or at any time thereafter, (unless such Event of Default shall have been waived in writing by the Lender in accordance with the terms of Section 9.3 hereof) at the option of the Lender's unrestricted discretion the Lender may terminate the Line of Credit and each commitment to make any Advances to Borrower and each Obligation outstanding shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, if not otherwise then due and payable, anything herein contained or in any Note or other document to the contrary notwithstanding, and the Lender may immediately, and without any expiration of any period of grace, enforce any and all of the Lender's rights or remedies provided by this Agreement, any Note, any Loan Document or any other rights or remedies afforded by law.

                                   Section 9.
                            MISCELLANEOUS PROVISIONS

         9.1 INCORPORATION OF PREAMBLE, RECITAL AND EXHIBITS. The preamble, Recitals, and exhibits hereto are incorporated into this Agreement by reference and made a part hereof.

         9.2 NOTICES. All notices, requests and demands given under the terms of this Agreement shall be in writing and may be effected by personal delivery, including by any commercial courier or overnight delivery service, or by United States certified mail, return receipt requested, with all postage and fees fully prepaid. Notices shall be effective upon receipt by the party being given notice, as indicated by the return receipt if mailed; except that if a party has relocated without providing the other party with its new address for service of notices, or if a party refuses delivery of a notice upon its tender, the notice shall be effective upon the attempt to serve the notice at the last address given for service of notices upon that party. In addition to the foregoing, notice may be served by facsimile transmission, in which case service shall be deemed effective only upon receipt by the party serving the notice of telephonic or return facsimile transmission confirmation that the party to whom the notice is directed has received a complete and legible copy of the notice. Notices shall be addressed as follows:

         Borrower:   American Mortgage Acceptance Company
                     625 Madison Avenue
                     New York, NY 10022
                     Attention:James L. Duggins, Chief Executive Officer
                     Telephone:(972) 868-5323
                     Facsimile:(212) 593-5769


         Lender:     Centerline Holding Company
                     625 Madison Avenue
                     New York, NY 10022
                     Attention:Marc D. Schnitzer, Chief Executive Officer and President
                     Telephone:(212) 317-5700
                     Facsimile:(212) 751-3550

         The addresses for service of notice on any party may be changed by that party by serving a notice upon the others of the new address or addresses, except that any change of address to a post office box shall not be effective unless a street address is also specified for use in effectuating personal service.

         9.3     AMENDMENTS, WAIVERS, ETC.

         The Lender may exercise its rights and remedies under this Agreement, the Note and the Loan Documents without resorting or regard to other interests or sources of reimbursement. The Lender shall not be deemed to have waived any of such rights or remedies unless such waiver be in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any of such rights or remedies shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All such rights and remedies shall be cumulative and may be exercised separately or concurrently.

         9.4 INDEMNIFICATION. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless the Lender, its trustees, officers, agents, employees and representatives from and against any and all liability, expense, loss or damage of any kind or nature and from any suits, claims or demands, including without limitation reasonable attorneys' fees and costs, on account of any matter or thing or action or failure to act by the Lender, or its trustees, officers, agents, employees or representatives, whether in suit or not, arising out of this Agreement or in connection herewith or with the transactions contemplated hereby, unless such suit, claim or demand is caused principally by any grossly negligent act or omission or willful malfeasance of, the Lender, its trustees, officers, agents and employees and representatives. Upon receiving knowledge of any suit, claim or demand asserted by a third party that the Lender believes is covered by this indemnity, such indemnified party shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to such indemnified party. If such indemnified party is not satisfied with the defense being provided, such indemnified party may employ an attorney or attorneys selected by it to protect its rights hereunder, and Borrower shall pay to such indemnified party the reasonable attorneys' fees and costs incurred by such indemnified party. This obligation on the part of Borrower shall survive the closing of the Loan the repayment of all obligations hereunder and the termination or expiration of this Agreement.

         9.5 INCONSISTENCIES WITH OTHER LOAN DOCUMENTS. In the event that it is impossible to simultaneously comply with the terms of this Agreement and any term of any of the other Loan Documents, the terms of this Agreement shall govern and prevail over the conflicting portion of the other Loan Document(s).

         9.6 EXPENSES. Borrower shall pay on demand all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred (A) by the Lender in connection with the preparation of this Agreement,
(B) by the Lender in connection with the  administration of this Agreement,  and
(C) by the Lender in connection with the enforcement and protection of its rights under this Agreement, including the protection of the rights of the Lender in any bankruptcy, reorganization, liquidation or insolvency proceeding, whether or not litigation is commenced.

         9.7     ASSIGNABILITY.

         9.7.1 This Agreement shall bind and its benefits shall inure to Borrower, the Lender, and their respective successors and permitted assigns, as the case may be.

         9.7.2 Borrower may not assign (voluntarily or by force of law) all or any portion of its interests, rights and obligations under this Agreement, the Note or any of the Loan Documents, without the prior written consent of the Lender, which consent may be withheld in the Lender's sole and unrestricted discretion.

         9.7.3 The Lender may assign all or any portion of its interests, rights and obligations under this Agreement, the Note and the Loan Documents (for purposes of this Section 9.7 only, collectively, the "Assigned Commitment"); provided, however, that if there does not then exist a Default or Event of Default, the prior written consent of Borrower shall be required to any such proposed assignment; provided further, however, that such consent shall not be unreasonably withheld, conditioned or delayed.

         9.8     TIME OF ESSENCE. Time is of the essence of this Agreement.

         9.9 ENTIRE AGREEMENT. This Agreement and the Loan Documents and other materials furnished to the Lender by and on behalf of Borrower constitute the entire agreement and understanding of the Lender and Borrower and supersedes any and all prior agreements and understandings, both written and oral, among the parties with respect to the matters set forth herein and therein. No representation, warranty, covenant, promise, understanding or condition shall be enforceable against any party unless it is contained in this Agreement or the Loan Documents.

         9.10 SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Agreement or any Loan Document under particular circumstances or in its entirety shall not affect the validity or enforceability of such provisions under different circumstances or the validity or enforceability of any other provision.

         9.11 GOVERNING LAW. This Agreement, any Note and all other documents executed pursuant to this Agreement or any Note shall be deemed entered into, and shall be governed and construed according to the laws of the State of New York, notwithstanding choice of law rules to the contrary.

         9.12 NO PARTNERSHIP OR JOINT VENTURE. The Lender and Borrower agree that the Lender is not a partner or joint venturer with Borrower, in any manner whatsoever.

         9.13 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit from the Lender (containing standard indemnification provisions or representations) as to the loss, theft, destruction or mutilation of any Loan Document or Note, Borrower shall issue or execute and deliver to the Lender in lieu thereof, an identical replacement therefore.

         9.14 HEADINGS. The headings of this Agreement are solely for the purpose of identification and shall not be construed as a part of the paragraphs they head.

         9.15 USURY LIMITATION. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Lender as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loan, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Lender to Borrower under then applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal of the Obligations; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

         9.16 WAIVER OF JURY TRIAL. BORROWER SHALL NOT SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION ACTION INVOLVING THE LENDER (OR ANY OFFICER, TRUSTEE, EMPLOYEE OR AGENT THEREOF) BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ENTITIES, OR ANY OF THEM. BORROWER WILL NOT SEEK TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. ANY COURT PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY OTHER OF THE LOAN DOCUMENTS SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY (OR THE FEDERAL COURTS LOCATED THEREIN). NOTWITHSTANDING THE FOREGOING FORUM DESIGNATION, BORROWER AGREES THAT THE LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST BORROWER OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE LENDER TO (1) OBTAIN PERSONAL JURISDICTION
OVER ANY OF THEM OR (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE LENDER. BORROWER FURTHER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER HAS COMMENCED ANY PROCEEDING. THE PROVISIONS OF THIS SECTION 9.16 HAVE BEEN FULLY DISCUSSED BY BORROWER AND THE LENDER, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 9.16 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                        (SIGNATURES APPEAR ON NEXT PAGE)

         WITNESS the execution hereof under seal as of the day and year first above written.

                                 BORROWER:

                                 AMERICAN MORTGAGE ACCEPTANCE
                                 COMPANY

                                 By:    /s/ James L. Duggins
                                     -------------------------------------------
                                 Name:  James L. Duggins
                                 Title: Chief Executive Officer



                                 LENDER:

                                 CENTERLINE HOLDING COMPANY

                                 By:    /s/ Marc. D. Schnitzer
                                     -------------------------------------------
                                 Name:  Marc. D. Schnitzer
                                 Title: Chief Executive Officer and President